                        FRIENDS' PROVIDENT LIFE OFFICE


                                    - to -


                    INTERNET CAPITAL GROUP (EUROPE) LIMITED



                                     LEASE

                                    - of -

       First floor office premises and Apartment 2 on the sixth floor at
                     Cassini House 57/58 St. James' Street
                                  London SW1

                                WP Ref:  DG442


                        FRIENDS' PROVIDENT LIFE OFFICE
                               LEGAL DEPARTMENT
                                  PIXHAM END
                                    DORKING
                                SURREY RH4 1QA

                           TELEPHONE:  01306-654904

                               H M LAND REGISTRY

                      LAND REGISTRATION ACTS 1925 TO 1986

                                 LEASE OF PART

London Borough                            :       City of Westminster

Landlord's Title Number                   :       LN 26420 LN 27480 and 282196

Premises                                  :       Cassini House 57/58 St James' Street London SW1

Premises demised by this Lease            :       First Floor Offices and Apartment 2 on the Sixth
                                                  Floor Cassini House 57/58 St James's Street London SW1

Date                                      :       24th March, 2000

1.  Particulars
    -----------

    Landlord                                      FRIENDS PROVIDENT LIFE OFFICE whose principal office
    --------                                      whose is at Pixham End Dorking Surrey RH4 1QA

    Tenant                                        INTERNET CAPITAL GROUP (EUROPE) LIMITED registered in
    ------                                        England under number 3797329) whose registered office
                                                  is at First Floor  Cassini House  57/58 St James's
                                                  Street London SW1A 1LD

    Permitted Use                                 high quality offices as to the Offices and
    -------------                                 residential or uses ancillary to the Offices as to
                                                  the Apartment

    Premises                                      Firstly the offices on the first floor of the
    --------                                      Building shown for the purpose of identification only
                                                  edged

                                                  red on Plan 1 and secondly Apartment 2 on the
                                                  sixth floor of the Building shown for the purpose of
                                                  identification only edged red on Plan 2

    Rent                                          (Pounds)474,157 (FOUR HUNDRED AND SEVENTY-FOUR
    ----                                                           -----------------------------
                                                  THOUSAND ONE HUNDRED AND FIFTY SEVEN POUNDS) per year
                                                  -------------------------------------------
                                                  subject to review in accordance with the Third
                                                  Schedule

    Rent Commencement Date                        the 15th May 2000
    ----------------------

    Review Dates                                  the 8 day of November 2004
    ------------
                                                  the 8 day of November 2009

                                                  the 8 day of November 20l4

                                                  and any reference to a Review Date shall be to the

                                                  relevant Review Date

    Service Charge Commencement                   the 8 day of November 1999
    ---------------------------
    Date
    ----

    Term                                          from and including the 8 November 1999 to and
    ----                                          including 24th December 2017

2.  Definitions and Interpretation
    ------------------------------

    In this Lease the terms defined in Clauses 1 and 2 hereof and in Part A of the Second Schedule and in paragraph 1 of the Third Schedule have the meanings specified therein unless something in the subject or context is inconsistent therewith

    "Accountant"                               any person or firm professionally qualified as a
    -----------                                chartered accountant appointed by the Landlord
                                               (including an employee of the Landlord or a Group
                                               Company) to perform any of the functions of the
                                               Accountant under this Lease

    "Acts of Terrorism"                        has the meaning given by Section 2(2) of the
     -----------------                         Reinsurance (Acts of Terrorism) Act 1993

    "Apartment"                                that part of the Premises secondly described in the
     ---------                                 Particulars

    "Approved" "Authorised" or                 refers to the previous approval authorisation or
     -------------------------                 consent in writing on behalf of the Landlord
    "Consent"
     -------

    "Building"                                 the land and buildings now known as Cassini House,
     --------                                  57/58 St James's Street, London SW1 together with the
                                               basement car park

    "Car Park"                                 the car park in the basement of the Building
     --------


    "Common Parts"                             any halls the atrium corridors landings pedestrian
     ------------                              ways circulation areas staircases lifts hoists and
                                               ramps forecourts paths open areas lightwells
                                               lavatories provided from time to time for the benefit

                                                  of persons using the Building or other premises or
                                                  amenities provided for the benefit of the occupiers
                                                  of the Building but excluding the Lettable Units

    "Development"                                 has the meaning given by Section 55 of the Town and
     -----------                                  Country Planning Act 1990

    "Group Company"                               a company which is for the time being a subsidiary of
     -------------                                the Tenant the holding company of the Tenant or which
                                                  is another subsidiary of the holding company of the
                                                  Tenant (in each case within the meaning of Section
                                                  736 of the Companies Act 1985) or which is an
                                                  associated company of the Tenant (meaning a company
                                                  of which one tenth or more of the equity share
                                                  capital (as defined by Section 744 of the Companies
                                                  Act 1985 as originally enacted) is beneficially owned
                                                  by the Tenant its holding company or any subsidiary
                                                  of the Tenant or its holding company or any
                                                  subsidiary of the associated company

    "Insurance Rent"                              the sum: -
     --------------
                                                  equal to a fair and reasonable proportion of the
                                                  gross premium paid by the Landlord in insuring the
                                                  Building pursuant to Clauses 6.1.1 and 6.2 and
                                                  insuring against employers liability and public
                                                  liability pursuant to Clause 6.1.2 and

                                                  equal to the whole of the gross premium paid by the
                                                  Landlord in insuring against loss of Rent and Service

                                                  Charge pursuant to Clause 6.1.3

    "Insured Risks"                               fire lightning explosion aircraft or other aerial
     -------------                                devices (including articles dropped therefrom) riot
                                                  civil commotion or disturbance strikes malicious
                                                  persons Acts of Terrorism earthquake lightning storm
                                                  tempest flood subsidence heave landslip bursting and
                                                  overflowing of water pipes tanks and other apparatus
                                                  and impact by road vehicles theft damage to buildings
                                                  glass accidental damage and engineering (to the
                                                  extent that insurance against such risks may
                                                  ordinarily be arranged with an insurer of good
                                                  repute) and such other risks as the Landlord may from
                                                  time to time in its absolute discretion think fit to
                                                  insure against

    "Insurers"                                    the insurance office or offices and/or the
     --------                                     underwriters with which the insurance or insurances
                                                  for the time being effected under Clause 6.1 and 6.2
                                                  shall be effected

    "Landlord" and "Tenant"                       wherever the context so admits includes the person
     ----------------------                       for the time being entitled to the reversion
                                                  immediately expectant on the determination of the
                                                  Term and the Tenant's successors in title respectively

    "Lettable Units"                              part or parts of the Building which are let or
     --------------                               constructed or adapted for letting from time to time

    "Offices"                                     that part of the Premises firstly described in the
     -------                                      Particulars

    "party" or "parties"                          the Landlord and/or the Tenant but except where there
     -------------------                          is an express indication to the contrary excludes the
                                                  Surety

    "Pipes"                                       all pipes sewers drains mains ducts vents conduits
     -----                                        chutes gutters watercourses wires tanks traps meters
                                                  cables channels flues and all other conducting media
                                                  and includes any fixings louvres cowls and other
                                                  ancillary apparatus

    "Plan 1"                                      the plan marked 1 annexed hereto
    -------

    "Plan 2"                                      the plan marked 2 annexed hereto
     -------

    "Planning Acts"                               the "consolidating Acts" as defined in the Planning
     -------------                                (Consequential Provisions) Act 1990 and any other
                                                  legislation relating to town and country planning in
                                                  force from time to time

     "Plant"                                      all electrical and mechanical and other apparatus
      -----                                       plant machinery equipment chattels fixtures and
                                                  fittings of ornament or utility including
                                                  specifically lifts hoists generators heating cooling
                                                  air-conditioning and ventilation equipment decorative
                                                  lighting and floodlighting systems cleaning and
                                                  maintenance equipment internal telephones and
                                                  computers sprinklers fire and smoke precaution
                                                  equipment fire and intruder alarm systems signs and
                                                  closed circuit television and all such other systems
                                                  and equipment whether the same now exist or are
                                                  provided in the future and whether or not they are of

                                                  a wholly novel character

    "Premises"                                    the premises referred to in the Particulars above
     --------                                     (excluding all parts of the structure of the
                                                  Building) including:

                                                  (a)  the floor finishes down to the upper surface of
                                                  the floor slab

                                                  (b)  any ceiling finishes or suspended ceilings up to
                                                  the lower surface of the ceiling slabs

                                                  (c)  the inner half severed medially of those
                                                  internal non-load bearing walls and the plaster or
                                                  other coverings of those internal load bearing walls
                                                  that divide the Premises from the adjoining parts of
                                                  the Building or from the Retained Parts

                                                  (d)  all internal and non-load bearing walls and
                                                  partitions lying within the Premises

                                                  (e)  the doors and their frames

                                                  (f)  all additions permitted alterations (whether or
                                                  not subject to reinstatement) and improvements

                                                  (g)  all Landlord's fixtures and fittings and
                                                  fixtures of every kind which shall from time to time
                                                  be in or upon the Premises (whether originally fixed
                                                  or fastened to or upon the Premises or otherwise)
                                                  except any lessee's trade or other fixtures and
                                                  fittings installed by the Tenant

                                                  (h)  all Pipes and Plant that are within and that
                                                  exclusively serve the Premises and

                                                  PROVIDED THAT:
                                                  -------------

                                                  (i)  Any reference to the "Premises" includes in the
                                                  absence of any provision to the contrary a reference
                                                  to any part of the Premises but does not include any
                                                  part of the floor slabs or of the structural columns
                                                  or of the ceiling slabs


                                                  (ii)  Any part of the Premises that faces on to any
                                                  of the Common Parts shall be regarded as an external
                                                  part of the Premises notwithstanding the fact that
                                                  such part of the Common Parts is covered in and
                                                  "exterior" "external" and other words to similar
                                                  effect shall be construed accordingly

    "Quarter Days"                                21st January 21st April 21st July and 21st October in
     ------------                                 each year or such other quarter days as the Landlord
                                                  may substitute from time to time on not less than
                                                  three month notice in writing to the Tenant

    "Rents"                                       Rent Service Charge Rent And Insurance Rent or any of
     -----                                        them as the context may admit

    "Retained Parts"                              all parts of the Building which are not let or
     --------------                               constructed or adapted for letting from time to time
                                                  including specifically:

                                                  (a)  the Common Parts

                                                  (b)  office accommodation and staff rooms used by the
                                                  Landlord the Building manager and other staff
                                                  employed by the Landlord at the Building in
                                                  connection with the provision of services to the
                                                  Building

                                                  (c)  a central control station for any security
                                                  system operating for the benefit of the Building

                                                  (d)  storage premises within the Building used in
                                                  connection with the provision of services to the
                                                  Building

                                                  (e)  such parts of the structure walls (including
                                                  party walls and structures) floors foundations
                                                  columns ceiling slabs and roofs of the Building and
                                                  such fences railings windows window frames floors
                                                  balconies and terraces and such Pipes and Plant of
                                                  and in the Building as are not included in the demise
                                                  of the Premises and are not included or intended to
                                                  be

                                                  included in any demise of any other units in or
                                                  parts of the Building and

    "Service Charge Rent"                         (f)  the Car Park
     --------------------                         a fair and reasonable proportion properly calculated
                                                  by the Surveyor (acting reasonably and
                                                  professionally) of the Annual Expenditure (as defined
                                                  in the Second Schedule hereto)

    "Specifically"                                without prejudice to the generality of the above
     -------------

    "Statute"                                     includes any regulations instruments permissions
     -------                                      directives or orders made under such statute and any
                                                  references to a specific statute include (unless
                                                  otherwise stated) any statutory extension or
                                                  modification amendment or re-enactment of and any
                                                  regulations or orders made under such statute

    "Surveyor"                                    any person or firm professionally qualified as a
     --------                                     chartered surveyor appointed by or acting for the
                                                  Landlord (including any employee of the Landlord or a
                                                  Group Company) to perform any of the functions of the
                                                  Surveyor under this Lease

    "Term"                                        includes any period of holding-over or extension or
     ----                                         continuance of the Term whether by statute or common
                                                  law and references to the "last year of the Term" and
                                                  "expiration of the Term" include references to
                                                  determination of the Term otherwise than by effluxion
                                                  of time

"VAT"                                             means Value Added Tax and/or any tax or levy of a
 ---                                              similar nature made in substitution for or in
                                                  addition to such tax

2.1. Where the Landlord or the Tenant for the time being are two or more persons any obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

2.2. Words importing one gender include all other genders and words importing the singular include the plural and vice versa

2.3. Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person

2.4. References in this Lease to any clause sub-clause or schedule without further designation shall be construed as a reference to such clause sub -clause or schedule to this Lease so numbered

2.5. The headings to clauses paragraphs and schedules do not form part of this Lease and shall not be taken into account in its construction or interpretation

2.6. Any interest or other payment or sum due or payable by the Tenant under this Lease and unpaid shall be recoverable by the Landlord from the Tenant as rent in arrear

3.      Demise
        ------

        The Landlord HEREBY DEMISES to the Tenant the Premises TOGETHER with the
                     --------------                            --------
        rights and easements specified in Part A of the First Schedule BUT
                                                                       ---
        EXCEPT AND RESERVING to the Landlord the rights specified in Part B of
        --------------------
        the First Schedule TO HOLD the Premises to the Tenant for the term
                           -------
        specified in the Particulars SUBJECT to all such rights easements
                                     -------
        privileges restrictions covenants and stipulations of whatever nature affecting the Premises as are referred to in Part C of the First Schedule YIELDING AND PAYING to the Landlord:-
                 -------------------

3.1. Rent payable by equal quarterly payments in advance on the Quarter Days and proportionately for any period of less than a year the first payment of which shall be a proportionate sum for the period from and including the Rent Commencement Date up to but excluding the Quarter Day next after the Rent Commencement Date and

3.2.    Insurance Rent payable in accordance with Clause 6 and

3.3.    Service Charge Rent payable in accordance with the Second Schedule

3.4.    VAT on any of the foregoing Rents if applicable thereto

4.      The Tenant's Covenants
        ----------------------
        The Tenant covenants with the Landlord:

4.1.    Rent and other Payments
        -----------------------

4.1.1. To pay the Rents and other payments and VAT thereon on the days and in the manner set out in this Lease without any deduction by way of set off or otherwise except as required by statute

4.1.2. If so reasonably required by the Landlord to make such payments by credit transfer

4.1.3.  Interest on arrears
        -------------------

        If the Tenant shall fail to pay the Rent or VAT thereon on the due date (whether formally demanded or not) or any other sum due under this Lease within 14 days of demand the Tenant shall pay to the Landlord interest at 4% per year above the base lending rate of Barclays Bank plc (or such other bank being a member of the Committee of London and Scottish Clearing Bankers as the Landlord may from time to time nominate in writing) on such Rents VAT and any other sums from the date when they were due to the date on which they are paid (such interest rate still to apply after and notwithstanding any judgment of the Court)

4.2.    Outgoings and VAT
        -----------------

        To pay reimburse and indemnify the Landlord against:-

4.2.1. All rates taxes assessments duties charges impositions and outgoings which are Snow or during the Term shall be charged assessed or imposed upon the Premises or upon the owner or occupier (or a proportionate part of such payments paid or levied on the Premises together with other premises or their owners or occupiers) of them excluding any payable by the Landlord resulting from receipt of Rent (but including as payable by the Tenant the VAT payable by the Tenant on such Rents in accordance with its covenants in this Lease) or any dealing with or ownership of any reversionary interest

4.2.2. VAT chargeable in respect of any other payment made by or sum payable by the Tenant under any of the terms of or in connection with this Lease or in respect of any other payment made by the Landlord where the Landlord is unable to recover the input tax where the Tenant agrees in this Lease to reimburse the Landlord for such payment

4.3.    Electricity gas water and other services consumed
        -------------------------------------------------

        To observe and comply with the requirements and regulations of the relevant electricity telephone gas water and other statutory bodies and authorities and to pay to the suppliers of (and indemnify the Landlord against all charges for) electricity gas telephone water and other services consumed or used at or in relation to the Premises (including meter rents) and not to overload any electricity telephone gas or other installation

4.4.    Repair and cleaning
        -------------------

4.4.1. To repair the Premises in accordance with good practice from time to time and keep them in good and substantial repair damage caused by an Insured Risk and/or by Acts of Terrorism (if the same shall not be an insured risk) excepted (save to the extent that the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority) and to renew (by way of repair but not further or otherwise) all parts of the Premises from time to time

4.4.2. To replace in accordance with good practice from time to time the Landlord's fixtures and fittings in the Premises which may be or become beyond repair at any time during or at the expiration of the Term

4.4.3.  To keep the Premises in a clean and tidy condition

4.5.    Decoration
        ----------

        As often as shall be necessary to maintain a high standard of decorative finish but not less than once in every five years and in the last year of the Term to decorate the Premises in a good and workmanlike manner and with appropriate materials of good quality the tints and colours and patterns of such decoration in the last year of the term to be approved by the Landlord such approval not to be unreasonably withheld or delayed

4.6.    Access of Landlord and notice to repair
        ---------------------------------------

4.6.1.  To permit the Landlord subject to Clause 7.6

               (a) to enter upon the Premises for the purpose of ascertaining that the covenants and conditions of this Lease have been observed and performed and generally for the purpose of exercising the rights reserved in Paragraph 3 of Part B of the First Schedule

               (b) to view the state of repair decoration and condition of the Premises and take schedules and inventories as necessary

              (c) to give to the Tenant a notice specifying any repairs cleaning maintenance or decoration which the Tenant has failed to execute in breach of the terms of this Lease and to request the Tenant to execute the same

4.6.2. As soon as practicable following receipt of the same to repair cleanse maintain and paint the Premises as properly required by such notice

4.6.3. If within two months of the service of such a notice (or such other period specified in the notice as is reasonable) the Tenant shall not have commenced and thereafter be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within four months or such shorter period as the Landlord's Surveyor acting reasonably deems reasonable in light of the urgency and time required to carry out such work to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the proper cost incurred by the Landlord of so doing and all proper expenses reasonably and properly incurred by the Landlord in connection therewith (including legal costs and surveyor's fees) within fourteen days of a written demand made of the Tenant

4.6.4. At any time during the Term to permit persons (subject to Clause 7.6) with the written authority of the Landlord or its agent to view the Premises in connection with a sale of the reversionary interest or in connection with the grant of a new lease of the Premises during the last six months before expiration of the Term where this Lease is not subject to renewal pursuant to Part II of the Landlord and Tenant Act 1954

4.7.    Alterations
        -----------

4.7.1. Not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to erect remove or alter any partitioning within the Premises or make any other internal non-structural alterations additions or improvement to the Premises except in accordance with the plans and specifications thereof previously submitted at the Tenant's expense in triplicate to and approved by the Landlord in writing (such approval not to be unreasonably withheld or delayed) and to indemnify the Landlord from and against any claim for nuisance or annoyance caused to other tenants of the Building during the execution of any such alterations or additions

4.7.2. Save as may be permitted pursuant to paragraph 4.7.1 not to make any other alterations or additions to the Premises

4.7.3. At the end of the Term (if so reasonably required by the Landlord by notice in writing given to the Tenant not less than six months prior to the expiration of this Lease but not otherwise save to the extent that the Tenant shall always retain the right to remove its trade or other fixtures and fittings at the Premises) substantially to reinstate the Premises to the same condition as they were in at the date of the grant of this Lease such reinstatement to be carried out to the reasonable satisfaction of the Landlord's Surveyor

4.7.4. Not to make connection with any Pipes or Plant serving the Premises except in accordance with plans and specifications previously approved by the Landlord and except with the prior consent of the competent statutory authority or undertaker (if appropriate)

4.8.    Yield up
        --------

        At the expiration of the Term to yield up the Premises in repair and in accordance with the terms of this Lease and to give up all keys of the Premises to the Landlord or its Surveyor and remove all signs erected by the Tenant in or upon the Premises (save any required by Statute) and to make good any damage caused by such removal

4.9.    Use
        ---

        Not to use or suffer the Premises or any part thereof to be used otherwise than for the Permitted Use

4.10.   Signs and Advertisements
        ------------------------

        Not to affix or display to or through any window thereof any placard poster notice advertisement name or sign whatsoever PROVIDED THAT the
                                                            -------------
        Landlord will at the request and proper cost of the Tenant exhibit or permit the Tenant to exhibit the Tenant's name and business upon on or near to the main entrance doorway of the Building upon the nameboard provided and in such other reasonable places as the Landlord shall make available in manner uniform with that in which the names and businesses of the Landlord and other tenants of the Building are exhibited

4.11.   Nuisance residential and user restrictions
        ------------------------------------------

4.11.1. Not to do nor allow to remain upon the Premises anything which may be or become or cause a nuisance disturbance inconvenience injury or damage to the Landlord or its other tenants of the Building or the owners or occupiers of adjacent or neighbouring premises

4.11.2. Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose or for the production sale distribution hire or storage of pornographic material

4.11.3. Not to use the Premises for the sale of excisable or intoxicating liquors or for the purpose of a club wherein alcoholic liquors are supplied or consumed or for gambling or for the purpose of any betting transaction within the meaning of the Betting Gaming and Lotteries Act 1963 with or between persons resorting to the Premises or for any purpose connected with betting or gambling or football or other pools

4.11.4. Not to sleep at the Premises other than in the Apartment

4.11.5. Not to keep any animal fish reptile or bird anywhere on the Premises

4.11.6. Not to stand place deposit or expose outside any part of the Premises any goods materials articles or things whatever for display or sale or for any other purpose nor cause or permit the Retained Parts to become obstructed or dirty PROVIDED THAT nothing in this Clause 4.11.6 shall
                            -------------
        oblige the Tenant to take any action against other tenants or occupiers of the Building or visitors to the Building

4.11.7. Not to discharge into any of the Pipes or Plant serving the Premises or any other property any oil grease or other deleterious matter or any substance which shall or is likely to become a source of danger or injury to the drainage system of the Premises or the Building

4.11.8.  Not to install or use in or upon the Premises any machinery or apparatus which causes noise or vibration which can be heard or felt outside the Premises or which may cause damage to the Premises or the Building PROVIDED THAT the installation and proper use of normal office
                  -------------
         machinery shall not constitute a breach of this covenant

 4.11.9. Not to play or use any musical instrument loudspeaker tape or compact disc recorder gramophone radio television video or other equipment or apparatus that produces sound in the Premises so as to be heard outside the Premises if the Landlord shall in its absolute discretion consider such sound to be undesirable and shall give written notice to the Tenant to that effect

4.11.10. Not to display any flashing lights in the Premises that can be seen from outside the Premises nor to display any other lighting arrangement that can be seen from outside the Premises if the Landlord shall in its reasonable discretion consider such lighting to be undesirable and shall give written notice to the Tenant to that effect

4.11.11. Not to bring or permit to remain upon the Premises any safes machinery goods or other articles which shall or may strain or damage the Premises or the Building or any part of them and specifically not without the Landlord's written consent to load any floor in excess of its floor loading capacity and not to impose any point load which shall exceed such loading

4.11.12. Not without the consent of the Landlord to suspend anything from the underside of the ceiling slab of the Premises

4.11.13. On any application by the Tenant for the Landlord's consent under Clause 4.11.11 the Landlord may consult and obtain the advice of an engineer or other person in relation to the loading proposed by the Tenant and the Tenant shall repay to the Landlord within 14 days of demand the reasonable and proper fees of such engineer or other person

4.12.    Alienation
         ----------

4.12.1. Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this Lease and except as provided in Clause 4.12.11) share or part with the possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

4.12.2.  Not to charge or assign part only of the Premises

4.12.3. Not to assign the whole of the Premises without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) who shall be entitled (for the purposes of Section 19(A) of the Landlord and Tenant Act 1927) to withhold its consent to an assignment:

              (i) Unless the Tenant covenants by deed with the Landlord to guarantee the performance by the assignee of all the covenants on the part of the lessee and the conditions contained in this Lease in the terms set out in the Fourth Schedule (as if reference therein to `the Guarantor' Swere reference to the Tenant) save that such guarantee shall not extend to any liability restriction or other requirement arising after the assignee is released from its covenants by virtue of the Landlord and Tenant (Covenants) Act 199 5

             (i) Unless any assignee of the whole of the Premises covenants by deed with the Landlord to pay the Rents reserved by this Lease and to observe and perform all the covenants on the part of the tenant and the conditions contained in this Lease during the Term until released by virtue of the Landlord and Tenant (Covenants) Act 19995

             (ii) Unless (where it is reasonable so to require) in addition to the 5 guarantee provided by the Tenant pursuant to Clause 4.12.3(i) either a surety or sureties acceptable to the Landlord (acting reasonably) act as sureties for the assignee in order to covenant (jointly and severally if more than one) with the Landlord that the assignee will pay the rents reserved by this Lease and perform and observe the covenants on the part of the tenant and the conditions contained in this Lease and otherwise in the terms set out in the Fourth Schedule hereto (as if reference therein to `the Guarantor' were reference to such sureties) or such other terms as the Landlord and the Tenant shall agree (both acting reasonably) or a rent deposit is provided by the assignee on terms and in an amount to be agreed between the Landlord and the Tenant (both parties acting reasonably)

             (iv) If at the date of request for consent to assignment the Tenant is in arrears of the Rent or any other sums due hereunder have been outstanding for more than 14 days

             (v) If the Tenant fails to demonstrate to the reasonable satisfaction of the Landlord (acting reasonably) that the proposed assignee is responsible and respectable and will be able to pay the Rents and meet the other outgoings and liabilities arising under the Lease

             (vi)   If it is otherwise reasonable to do so

4.12.4. Not to underlet the whole of the Premises without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed Provided that: -

             (i) The rent to be reserved by the Tenant shall not be less than the open market rental value for the underlet premises without taking a fine or premium and

             (ii)   Any underlease shall contain:

                    (a) An absolute prohibition against charging or assigning part of the Premises parting with possession or sharing occupation of the Premises or part thereof (save that the undertenant may share occupation with Group Companies on the same terms as set out in clause 4.12.11) and

                    (b) A prohibition against sub-letting the whole or part of the Premises unless such sub-underlease shall comply with the requirements of this clause 4.12 and shall take effect outside the security of tenure provisions of the Landlord and Tenant Act 1954 Part II and

                    (c) A covenant on the part of the undertenant to pay the rents and other sums reserved by and observe and perform the covenants on the lessee's part contained in the underlease and not suffer or permit at or in relation to the sub-let premises any act or thing which would constitute a breach of such covenants or conditions

                    (d) A covenant on the part of the undertenant not to do omit suffer or permit at or in relation to the sub-let premises any act or thing which would cause the Tenant to be in a breach of or which if done omitted suffered or permitted by the Tenant would constitute a breach of the covenants on the lessee's part or the conditions contained in this Lease

             (iii) Prior to entering into any Underlease the parties thereto shall obtain and produce to the Landlord an order from the Court authorising the exclusion of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the Underletting and

             (iv) Such exclusion provisions shall be duly contained in the Underlease

4.12.5. Not to underlet the whole of the Offices without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed Provided that:

             (i) The rent to be reserved by the Tenant shall not be less than the open market rental value for the underlet premises without taking a fine or premium and

             (ii)   Any underlease shall contain:-

                    (a) An absolute prohibition against charging or assigning part of the Offices parting with possession or sharing occupation of the Offices or part thereof (save that the undertenant may share occupation with Group Companies on the same terms as set out in Clause 4.12.11) and

                    (b) A prohibition against sub-letting the whole or (subject to clause 4.12.6) part of the Offices unless such sub-underlease shall whilst permitting a sub underletting

                         (subject to the provisions hereof) contain an absolute prohibition on any more remote underletting of the whole or part of the Offices tenure provisions of the Landlord and Tenant Act 1954 Part II and

                    (c) A covenant on the part of the undertenant to pay the rents and other sums reserved by and observe and perform the covenants on the lessee's part contained in the underlease and not suffer or permit at or in relation to the sub-let premises any act or thing which would constitute a breach of such covenants or conditions

                    (d) A covenant on the part of the undertenant not to do omit suffer or permit at or in relation to the sub-let premises any act or thing which would cause the Tenant to be in breach of or which if done omitted suffered or permitted by the Tenant would constitute a breach of the covenants on the lessee's part or the conditions contained in this Lease

            (iii) Prior to entering into any Underlease the parties thereto shall obtain and produce to the Landlord an order from the Court authorising the exclusion of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to the Underletting and

            (iv) Such exclusion provisions shall be duly contained in the Underlease

4.12.6. Not to underlet part only of the Offices without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed Provided that:

            (i) Not more than two such underlettings shall be permitted to exist at any one time

            (ii) The Offices shall not at any time be in the occupation of more than two persons as tenants or sub-tenants of whom the Tenant (together with all permitted Group Companies) whilst in occupation shall count as one

            (iii) The rent to be reserved by the Tenant shall be not less than the open market rental value for the underlet premises without taking a fine or premium

            (iv)    Any underlease shall contain:-

                    (a) An absolute prohibition against charging assigning or sub-underletting of part of the underlet premises parting with possession or sharing occupation of the underlet premises or part thereof (save that the undertenant may share occupation with Group Companies on the same terms as set out in Clause 4.12.11) or (whilst permitting a sub-underletting of the whole of the underlet premises) against any more remote underletting hereof

                    (b) covenant on the part of the undertenant to pay the rents and other sums reserved by and observe and perform the covenants on the lessee's part contained in the underlease and not suffer or permit at or in relation to the sub-let premises any act or thing which would constitute a breach of such covenants or conditions

                    (c) A covenant on the part of the undertenant not to do omit suffer or permit at or in relation to the sub-let premises any act or thing which would cause the Tenant to be in breach of or which if done omitted suffered or permitted by the Tenant would constitute a breach of the covenants on the lessee's part of the conditions contained in this Lease

          (v) The term of any underlease shall not extend beyond the 29 September 2017

          (vi) Prior to entering into any underlease the parties thereto shall obtain and produce to the Landlord an order from the court authorising the exclusion of Sections 24 to 28 inclusive of the Landlord and Tenant Act 1954 in relation to then underletting and

            (Vii) Such exclusion provisions shall be duly contained in the underlease

4.12.7.Not to underlet part of the Apartment nor without the prior consent of the Landlord such consent not to be unreasonably withheld or delayed to underlet the whole of the Apartment PROVIDED THAT any such underletting
                                           -------------
       of the whole of the Apartment shall be on terms that:

            (i) The sub-letting shall not confer on the sub-tenant any security of tenure

            (ii) Save in the case of a service occupancy the rent to be reserved by the Tenant shall not be less than the open market rental value without taking a fine or premium

            (iii) The term of any underlease shall not extend beyond 29th September 2017

4.12.8 To incorporate or procure the incorporation in every permitted mediate or immediate underlease of such provisions as are necessary to ensure that any such underlease is as far as possible consistent with the provisions of this Lease and save in the case of any underletting or sub-underletting for a term of 5 years or less that the rent thereunder is reviewed on the dates provided for review of rent hereunder (save where different provisions are appropriate to an underleuing of part or to changed legal circumstances or the rent thereunder is expressed to be an appropriate proportion of the Rent hereunder from time to time) and that (subject to Clauses 4.12.4, 4.12.5 and
        4.12.6 above) any further dealing with the premises thereby demised shall be subject to the consent of the Landlord (such consent not to be unreasonably withheld or delayed where the same is so prescribed in this Lease)

4.12.9. Upon a review of the rent reserved by any such underlease to keep the Landlord informed at all times of the progress of such review and to obtain the approval of the Landlord (not to be unreasonably withheld or delayed) to the amount of any reviewed rent (save where the same is determined by any expert or arbitrator) and the identity of any expert or arbitrator (save where appointed by the President as defined in paragraph 1.5 of the Third Schedule) and to supply to the Landlord not less than 10 days prior to the last date for the submission thereof a copy of the form and any proposed submission to be made to any expert or arbitrator and at the expense of the Tenant to submit to any expert or arbitrator such representations as the Landlord shall reasonably require PROVIDED THAT the Landlord shall bear the cost of preparing
        -------------
        any such representations as it supplies to the Tenant for submission to the expert or arbitrator

4.12.10.Within twenty-eight days of any assignment underlease assignment of underlease or charge or any transmission or other devolution of title relating to the Premises or any part thereof to produce for registration with the Landlord's solicitor a certified copy of the document and to pay the Landlord's solicitor's reasonable charges for the registration of such document such charges not being less than (Pounds)30 (Thirty Pounds)

4.12.11. Notwithstanding Clause 4.12.1 the Tenant may share the occupation of the whole or any part of the Premises by license or other manner which does not transfer or create a legal estate with one or more Group Companies for so long as such companies shall remain Group Companies provided that the Tenant shall give to the Landlord on written request a statement of which Group Companies are in occupation of the Premises from time to time

4.13.     Plans documents and information
          -------------------------------

          If called upon to do so to produce to the Landlord or the Surveyor all plans documents and other reasonable evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Lease have been complied with

4.14.     Landlord's costs
          ----------------

          To reimburse and indemnify the Landlord in full against all reasonable and proper costs fees charges disbursements and expenses (including specifically those payable to counsel solicitors surveyors and bailiffs) properly and reasonably incurred by the Landlord in relation to or incidental to:

4.14.1. every application made by the Tenant for a consent or license required by the provisions of this Lease whether such consent or license is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn but not in respect of any application where consent or license is unlawfully refused or granted subject to an unlawful condition

4.14.2. the proper preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in reasonable contemplation of proceedings under Sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

4.14.3. the recovery or attempted recovery of arrears of rent or other sums properly due from the Tenant and

4.14.4. any reasonable and proper steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or within three months after the expiration of the Term

4.15.     Indemnities
          -----------

          To be responsible for and to keep the Landlord fully indemnified against all losses damages actions proceedings costs expenses and liability properly incurred by the Landlord arising directly or indirectly out of any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant's authority or any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease or any of the matters to which this demise is subject

4.16.     Encroachment
          ------------
4.16.1. Not to stop up darken or obstruct any windows or light belonging to the Premises

4.16.2. To take all reasonable steps at the Landlord's cost to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and to notify the Landlord as soon as reasonably practicable after becoming aware of the same if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the request and cost of the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisition of any such easement

4.17.     The Planning Acts
          -----------------

4.17.1. Not to commit in relation to the Premises any breach of planning control (such term to be construed in the way in which it is used in the Planning Acts)

4.17.2. Not without consent (which shall not be unreasonably withheld or delayed) to apply for planning permission to carry out any development in or upon the Premises or enter into an agreement with the planning authority relating to the Premises and at the expense of the Tenant to supply the Landlord with a copy of any application for planning permission together with such plans and other documents as the Landlord may reasonably require and to supply as soon as reasonably practicable after receipt of the same by the Tenant to the Landlord a full copy of any planning permission granted to the Tenant

4.17.3. To pay and satisfy any charge that may be imposed by the appropriate authority upon any breach by the Tenant of planning control or otherwise under the Planning Acts

4.17.4. Unless the Landlord shall otherwise direct to carry out and complete before the expiry of the Term any works required to be carried out to or in the Premises as a condition of any planning permission which may have been granted on the application of and implemented by the Tenant or any subtenant or occupier during the Term irrespective of the date by which such works were required to be carried out

4.18.     Statutory obligations
          ---------------------

4.18.1. At the Tenant's own expense to comply with the requirements of any Statute from time to time in force or any government department local authority or other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the Landlord the Tenant or the occupier (save where such requirements are made of the Landlord or another person specifically and cannot be delegated) and specifically for that purpose to execute all works and provide and maintain all arrangements that are required upon or in respect of the Premises or the use to which the Premises are being put

4.18.2. Not to do in or near the Premises or the Building any act or thing by reason of which the Landlord or any other person having a legitimate interest in the Building may under any Statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

4.19.     Statutory notices etc
          ---------------------

          To give full particulars to the Landlord of any notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority (other than rate demands) within seven days of receipt and if so required by the Landlord to produce it to the Landlord and without delay to take all necessary steps to comply with the notice direction or order and at the request of the Landlord and joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposal as the Landlord shall reasonably deem expedient unless the same shall be contrary to the interests of the Tenant PROVIDED THAT the Tenant shall not be obliged to take any
                     -------------
          action against any such matter instigated by or on behalf of the Tenant

4.20.     Defective premises
          ------------------

          As soon as reasonably practicable after the Tenant becoming aware of the same to give notice to the Landlord of any defect in the Premises or the structure immediately surrounding the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act of thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or the Occupiers Liability Acts 1957 and 1984 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises

4.21.     New Surety
          ----------

          Within twenty-eight days of the death during the Term of any Surety or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form of the Surety's covenants mutatis mutandis set out in the Fourth Schedule to this Lease PROVIDED THAT the provisions of this clause shall not apply in
                -------------
          respect of any surety under an authorized guarantee agreement

4.22.     Loading and unloading
          ---------------------
          Not to convey any goods or materials to or from the Premises except through the Common Parts in accordance with regulations made under Clause 4.25 provided for the purpose

4.23.     Security and fire alarms
          ------------------------

4.23.1. Subject to Clause 7.6 to permit the duly authorised employees and agents of the Landlord and any security company responsible for intruder or fire alarm and sprinkler systems in the Building to enter the Premises at reasonable times and upon reasonable notice for the purpose of servicing and maintaining the intruder fire alarm and sprinkler systems in the Building (but not connections by the Tenant thereto in accordance with 4.23.3(a) below) provided that the Landlord or such security company shall cause as little disturbance as possible Sand shall make good any damage to the Premises or to any furniture fittings stock or equipment in the Premises caused by such entry

4.23.2. Subject to Clause 7.6 to permit the duly authorized employees and agents of the Landlord and any security company to have such access to the Premises as may be required in the event of an intruder or fire alarm call

4.23.3. Not to install or maintain in the Premises any equipment or apparatus which:-

               (a) is intended to be an extension of the intruder alarm or fire alarm systems and to be connected to either such system other than such apparatus or equipment as is compatible with the equipment of such systems and that has been approved by the Landlord (such approval not to be unreasonably withheld or delayed) or

               (b) which may adversely affect the performance of the intruder or fire alarm systems

4.23.4. Not to make any connection to such systems without the consent of the Landlord (such consent not to be unreasonably withheld or delayed)

4.24.     Heating cooling and ventilation
          -------------------------------

4.24.1. Not to do anything either by act or omission which adversely interferes with the heating cooling air conditioning or ventilation of the Common Parts or which imposes material additional load on or imbalance in the heating cooling air conditioning or ventilation plant and equipment

4.25.     Regulations
          -----------

          To comply with all reasonable regulations consistent with the terms of this Lease as may be made by the Landlord from time to time for the proper management of the Building or the comfort and convenience of its occupiers Sand notified to the Tenant in writing including regulations as to the disposal of refuse and parking and as to the Premises and the times during which any part of the Common Parts shall be closed for repairing refurbishing servicing cleaning or redecorating or some other reasonable purpose

5.        The Landlord's Covenants
          ------------------------

          The Landlord covenants with the Tenant:

5.1.      Quiet Enjoyment
          ---------------

          To permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord or by title paramount

5.2.      Services
          --------

          To manage and administer the Building or procure the Building to be managed and administered in a manner consistent with the principles of good estate management and specifically to provide such of the services referred to in Part C of the Second Schedule as shall or may be appropriate for the time being (including such additional or alternative services as are referred to in paragraph 14 of Part C of the Second Schedule) AND to discharge such of the outgoings in respect
                               ---
          of the Building as are referred to in Part D of the Second Schedule AND the Landlord may in its absolute discretion employ surveyors
          ---
          accountants managers staff outside contractors and other persons reasonably required for the purpose of providing such of the services and facilities specified in Parts C and D of the Second Schedule as the Landlord may from time to time reasonably determine PROVIDED THAT
                                                                  -------------
          the Landlord shall not be liable to the Tenant in respect of any failure or interruption in any of the Services by reason of necessary repair replacement maintenance of any installations or apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or the occurrence of any of the Insured Risks or shortage of fuel materials water or labour or any other cause beyond the Landlord's reasonable control

5.3.      Enforcement of Defects
          ----------------------

5.3.1. Where the Tenant's reasonable use and enjoyment of the Premises and Building would otherwise be materially prejudiced or where the Service Charge payable by the Tenant would otherwise be materially increased the Landlord shall take all reasonable steps to enforce or procure the enforcement of or seek compensation pursuant to the provisions contained in the Landlord's building contract for the construction of the Building and/or in the warranties benefiting the Landlord and which relate to the construction of the Premises or Building for the remedying of defects which arise in the first twelve years after the date of completion of the Lease.

5.3.2. The Landlord need not take the steps to enforce its remedies referred to in Clause 5.3.1 above:

               (a) where the costs of the necessary repairs is or is reasonably anticipated to be less than (Pounds)5,000; or

               (b) if the Landlord has obtained a written opinion of counsel (of at least ten years call), that any such enforcement action as described in Clause 5.3.1 has no reasonable prospect of success and in the latter case the Tenant shall be entitled to copies of the written instructions to and the written opinion of Counsel

5.3.3. The due proportion of all and any costs incurred by the Landlord in remedying any such defect and of the reasonable and proper professional fees properly incurred by the Landlord in pursuit of any such enforcement action shall be recoverable from the Tenant via the service charge provisions in the Lease

5.3.4. The Landlord shall diligently pursue any such enforcement action as referred to above

5.3.5. All monies (including any award of costs) recovered by the Landlord pursuant to any such enforcement action as referred to above shall be credited to the service charge account within 14 days of receipt

6.        Insurance
          ---------

6.1.      Landlord to Insure
          ------------------

          The Landlord covenants with the Tenant:-

6.1.1. to insure the Building in accordance with Clause 6.2 (unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Premises expressly or by implication with the Tenant's authority)

6.1.2. to insure against any liability of the Landlord to third parties arising out of or in connection with any matter involving or relating to the Building including specifically public liability and the Landlord's liability as employer and

6.1.3. to insure against the loss of Rent and Service Charge and any VAT thereon

6.1.4. not to cease cover in respect of any of the Insured Risks and specifically terrorism without first notifying the Tenant in writing

6.2.      Details of the Insurance
          ------------------------

          Insurance shall be effected with such insurers of good repute and through such agency as the Landlord may from time to time decide:

6.2.1. In respect of the insurance referred to in Clause 6.1.1 above for such sum as the Landlord shall from time to time consider to be the full cost of rebuilding and reinstating the Building including fees of architects surveyors and other professional persons fees payable upon any applications for Permissions (as hereinafter defined) the cost of debris removal demolition site clearance any works that may be required by any Statute and any other incidental expenses against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Building and subject to such excesses exclusions or limitations as the Insurers may require

6.2.2. in respect of the insurance referred to in Clause 6.1.2 above in such amount and in such terms as the Landlord shall reasonably consider appropriate

6.2.3. for the loss of Rent and Service Charge payable under this Lease from time to time (having regard to any review of Rent which may become due under this Lease) for three years or such longer period as the Landlord acting reasonably may from time to time deem to be necessary or (where such insurance includes this Lease and other leases) such proportion reasonably attributed to this Lease from time to time by the Surveyor acting as an expert and not as an arbitrator

6.3.      Payment of Insurance Rent
          -------------------------

          The Tenant shall pay the Insurance Rent on the date of this Lease for the period from and including the Service Charge Commencement Date to the day before the next policy renewal date and subsequently the Tenant shall pay the Insurance Rent within fourteen days of demand and (if so demanded not more than one month before such date) in advance of the policy renewal date

6.4.      Suspension of Rent Reinstatement and Termination
          ------------------------------------------------

6.4.1.    If and whenever during the Term:

               (a) the Premises or its essential accesses or services or any necessary part of the Building or any part of them are damaged or destroyed by any of the Insured Risks so that the Premises or car parking spaces designated for the use of the Tenant are unfit for occupation or use or inaccessible and

               (b) save to the extent that payment of the insurance money is refused in whole or in part by reason of any act or default of the Tenant or anyone at the Premises expressly or by implication with the Tenant's authority

               (c)  the provisions of Clauses 6.4.2 and 6.4.3 shall have effect

6.4.2.    When the circumstances contemplated in Clause 6.4.1 arise:-

               (a) The Rent and Service Charge Rent or a fair proportion of the Rent and Service Charge Rent according to the nature and the extent of the damage sustained shall cease to be payable until (subject to the Landlord giving the Tenant not less than fourteen days notice of the projected completion of the same) the date when the Premises or (as the case may be) its essential accesses or services or any necessary part of the Building shall have been rebuilt or reinstated so that the Premises and or the car parking spaces are capable in the reasonable opinion of the Landlord's Surveyor of being used for the purpose for which they are used (the amount of such proportion and the period during which the Rent and Service Charge Rent shall cease to be payable to be determined in default of agreement between the parties by an independent surveyor acting as an expert and not as an arbitrator) PROVIDED THAT on any occasion that the Rent and Service
                    -------------
                    Charge Rent are suspended in accordance with this clause 6.4 before the Rent Commencement Date (whether as originally specified or as subsequently postponed by a previous operation of this proviso) then the Rent Commencement Date shall be postponed or (as the case may be) further postponed by a period equal to the period of that rent suspension

               (b) the Landlord shall use all reasonable endeavours to obtain as soon as reasonably practicable all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild and reinstate (in this Clause 6.4 called "Permissions")

               (c) the Landlord shall refund to the Tenant the proportion of the Rents paid by the Tenant in advance for the period from and including the date of damage by the Insured Risk to but excluding the next following Quarter Day

6.4.3. Subject to the provisions of Clauses 6.6.1 and 6.6.2 the Landlord shall as soon as practicable after the Permissions have been obtained or as soon as practicable where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent and Service Charge Rent) in rebuilding or reinstating the Premises and its essential accesses and services (as the case may be) making up any deficiency out of the Landlord's own money (and not for the avoidance of doubt charging the whole or any part of any deficiency to the Tenant by means of the Service Charge Rent)

6.5.      Reinstatement following damage by uninsured Acts of Terrorism
          ------------------------------------------------------------

6.5.1. If and whenever during the Term the Premises or its essential accesses or services or any necessary part of the Building or any part of them are damaged or destroyed by Acts of

          Terrorism if the same shall not be an Insured Risk then the Landlord may elect within the period of twelve months following the date of such damage or destruction (the Election Period) by notice in writing to the Tenant (the Election Notice) to reinstate the Premises and its essential accesses and services and any necessary part of the Building (as the case may be) so destroyed or damaged

6.5.2. If the Landlord shall have served the Election Notice in accordance with Clause 6.5.1 the Landlord shall use all reasonable endeavours to obtain as soon as reasonably practicable all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild and reinstate (in this Clause 6.5 called Permissions)

6.5.3. Subject to the provision of clauses 6.6.1 and 6.6.2 the Landlord shall as soon as reasonably practicable after the Permissions have been obtained or as soon as practicable where no Permissions are required rebuild or reinstate the Premises and its essential accesses and services and any necessary part of the Building (as the case may be) and shall indemnify the Tenant from and against all costs and expenses in so doing

6.5.4. If the Landlord elects in writing to the Tenant within the Election Period not to reinstate the Premises or its essential accesses or services or any necessary part of the Building so damaged or destroyed or shall not have served the Election Notice within the Election Period then the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other

6.6.1. The Landlord shall not be liable to rebuild or reinstate the Premises or the Retained Parts if and for so long as such rebuilding or reinstatement is prevented by circumstances beyond the control of the Landlord (which shall not include the financial circumstances of the Landlord) nor shall the Landlord be obliged to rebuild a facsimile of the same (although the Landlord shall rebuild accommodation providing substantially comparable usable premises to those existing at the date of the damage or destruction)

6.6.2. If upon the expiry of either the period in respect of which the Landlord shall be compensated for loss of the Rent and Service Charge Rent by insurance or (if the Landlord shall not be entitled to the proceeds of any such insurance) three years works of rebuilding or reinstatement of the Premises or its essential accesses or services or any necessary part of the Building have not been completed so as to render the Premises and car parking spaces fit for occupation and use either party may by notice served at any time within six months of the expiry of such period invoke the provisions of this clause and thereupon:-

               (a) the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other and

               (b) all money received in respect of the insurance effected by the Landlord pursuant to this clause shall belong to the Landlord

               (c) the Landlord shall refund to the Tenant a proportion of the Rents paid by the Tenant (if any) in respect of any period after the termination of the Term in accordance with the provisions of this clause

6.7.    Tenant's insurance covenants
        ----------------------------

        The Tenant covenants with the Landlord:-

6.7.1.  To comply with all the requirements and recommendations of the insurers

6.7.2. Subject to receipt of a copy of the appropriate policy of insurance in force from time to time not to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable provided that the Tenant shall be deemed to have agreed to pay any increased premium payable in respect of any change by the Tenant in the use of the Premises

6.7.3. To keep the Premises supplied with such fire fighting equipment sprinklers and alarm systems as the insurers and the fire authority may require and to maintain such equipment to their satisfaction and in efficient working order and compatible with the requirements of the Building and as often as the insurers or fire authority shall require to cause any sprinkler system and other fire fighting equipment and systems to be inspected by a competent person

6.7.4. Not to store or bring onto the Premises any article substance or liquid of a specially combustible inflammable or explosive nature other than normal office items and or cleaning materials which shall be stored and used in accordance with the supplier or manufacturer's requirements and to comply with the requirements and recommendations of the fire authority and the requirements of the Landlord as to fire precautions relating to the Premises

6.7.5. Not to obstruct the access to any fire equipment or means of escape from the Premises nor to lock any fire door (other than by means of a lock which may be broken in the event of an emergency)

6.7.6. To give notice to the Landlord as soon as reasonably practicable after the happening of any of the Insured Risks or any event (including any change of use of the Premises) which might affect any insurance policy on or relating to the Premises or the Building

6.7.7. If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of any obligation contained in this Lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

6.7.8. To notify the Landlord of the reinstatement value of fixtures and fittings (other than tenants or trade fittings) installed in the Premises by the Tenant as soon as reasonably practicable after installation and thereafter at least once in every year if requested by the

        Landlord but so that the Landlord shall not be liable for any failure to insure any such items unless notified in accordance with this Clause 6.7.8

6.8.    Landlord's insurance covenants
        ------------------------------

        The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease to produce to the Tenant on demand reasonable evidence of the terms of the policy and the fact that the last premium has been paid and to notify the Tenant of any material change in the risks covered by the policy from time to time

6.9.    Commission
        ----------

        Any commission or agency fee paid or made to the Landlord in respect of any insurances in respect of the Premises and/or the Building placed by the Landlord and/or its managing agents may be retained by the Landlord for its own account

7.      Provisos
        --------

7.1.    Re-Entry
        --------

        If and whenever during the Term:-

7.1.1. the Rents (or any of them or any part of it) under this Lease are outstanding for twenty-one days after becoming due whether formally demanded or not or

7.1.2. the Insurance Rent or Service Charge (or either of them) are outstanding for twenty-one days after denied or

7.1.3. there is a breach by the Tenant of any covenant or other term of this Lease or any document supplemental to this Lease or

7.1.4.  an individual Tenant becomes bankrupt or

7.1.5.  a company Tenant

               (a) enters into liquidation whether compulsory or voluntary (but not if he liquidation is for amalgamation or reconstruction of a solvent company) or

               (b)  as a receiver or administrative receiver appointed or

7.1.6. the Tenant enters into an arrangement for the benefit of its creditors the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to either party against the other in respect of any breach of covenant or other term of this Lease (including the breach in respect of which the re-entry is made)

7.2.    Party walls
        -----------

        The internal non-load bearing walls which divide the Premises from the adjoining premises in the Building and from the Retained Parts shall be deemed to be party walls within the meaning of the Law of Property Act 1925 Section 38 and shall be maintained at the equally shared expense of the Tenant and the other respective estate owners

7.3.    Covenants relating to adjoining premises
        ----------------------------------------

        Nothing contained in or implied by this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease

7.4.    Rights Easements etc
        --------------------

7.4.1. The operation of the Law of Property Act 1925 Section 62 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and such further ancillary rights that arise under the general law or by necessary implication and the Tenant shall not by virtue of this Lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatever to any easement right privilege or title from or over or affecting any other land or premises now or at any time after the date of this Lease belonging to the Landlord and not comprised in this Lease

7.4.2. Any rights excepted and reserved by the Landlord and those authorised by it as set out in Part B of the First Schedule shall be exercised only to the extent that they do not materially and adversely affect or interfere with the Premises the business carried on there or the rights expressly granted to the Tenant

7.5.    Disputes with adjoining occupiers
        ---------------------------------

        If any dispute arises between the Tenant and the tenants or occupiers of other parts of the

        Building as to any easement right privilege or title in connection with the use of the Premises and any other part of the Building or as to the boundary structures separating the Premises from any other property it shall be decided by the Surveyor acting as an expert and not as an arbitrator

7.6.    Entry
        -----

        Any entry upon the Premises by the Landlord or by any person authorised under this Lease to enter and/or in connection with the rights referred to in Part B of the First Schedule shall be at reasonable times and upon reasonable notice and subject to the proviso that the Landlord shall make good all physical damage caused to the Premises and any Tenant's fixtures and fittings and effects in the exercise of any such right but shall not be responsible for any loss of trade or other consequential loss resulting or alleged to result from the proper exercise of such right of entry and the Tenant shall have the right to require that the Landlord or such other authorised person shall at all times be accompanied by a representative of the Tenant

7.7.    Accidents
        ---------

        The Landlord shall not be responsible to the Tenant or to anyone at the Premises or the Building expressly or by implication with the Tenant's authority for any accident happening or injury suffered or for any damage to or loss of any chattel sustained in the Premises unless as a result of any willful or negligent act or omission of the Landlord its servants or agents

7.8.    Perpetuity period
        -----------------

        The perpetuity period applicable to this Lease shall be eighty years from the commencement of the Term

7.9.    Exclusion of use warranty
        -------------------------

        Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this Lease (or any purpose subsequently authorised)

7.10.   Change in Base Rate
        -------------------

        Should the base rate referred to in Clause 4.1.3 cease to exist or be published then for the purpose of construing this Lease any reference to base rate shall be to such rate of interest as is most closely comparable with such base rate and to be agreed by the parties or (in case of dispute) determined by an independent Surveyor acting as an expert and not as an arbitrator

7.11.   After Vacation
        --------------

        If more than ten working days after the Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises

7.11.1. the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith

        (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

7.11.2. the Landlord shall be entitled to deduct out of the proceeds of such sale all amounts of Rent Insurance Rent and Service Charge Rent due from the Tenant under the terms of this Lease including sums payable under paragraph 3 of the Fourth Schedule all the amount of dilapidations and professional fees in connection therewith the costs of storage and sale reasonably incurred

7.12.   Service of Notices
        ------------------

        The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Service Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that any notice or document shall also be sufficiently served if sent by telex telephonic facsimile transmission or any other means of electronic transmission to the party to be served (including the Surety if any) and service by such means shall be deemed to be effected on the day of transmission if transmitted before 4.00 p.m. on a working day but otherwise on the next following working day

               IT IS HEREBY CERTIFIED that there is no Agreement for Lease to w
               ----------------------
this Lease gives effect

               IN WITNESS whereof the parties have executed this document as a
               ----------
deed the day and year first above written

                                FIRST SCHEDULE
                                --------------
                                    PART A
                                    ---- -
                                Rights granted
                                --------------
1.      Common Parts
        ------------

        The right for the Tenant its invitees and customers on a 24 hour per day 365 day per year basis (in common with the Landlord and all other persons having a like right) to use the Common Parts and the Car Park or such part or parts thereof and facilities therein as may be designated or reasonably necessary for the use of the Premises and the exercise of the right referred to in paragraph 4 of this Part A of the First
        Schedule in each case for all proper purposes in connection with the use and enjoyment of the Premises subject to such reasonable rules and regulations relating to the use thereof as the Landlord may prescribe from time to time (but which shall not conflict with such right)

2.      Pipes and Plant
        ---------------

        The right for the Tenant (in common with the Landlord and all other persons having a like right) to the free passage and running (subject to temporary interruption for repair alteration or replacement or due to the occurrence of any of the Insured Risks) of water sewage gas electricity air telephone and other services or supplies to and from the Premises in and through the Pipes and Plant that now serve the Premises presently laid or laid during the Term in or under or over other parts of the Building

3.      Support
        -------

        The right of support protection and shelter for the benefit of the Premises as is now or may during the Term be enjoyed from all other parts of the Building

4.      CarPark
        -------
        The right to park private motor vehicles in the two car park spaces in the Car Park allocated from time to time by the Landlord to the Tenant

5.      Signage
        -------

        The right to display at the entrance to the Building and in the Common Parts at the entrance to the Premises in a position approved by the Landlord signs showing the name and business of any or every permitted occupier of the Premises or any part thereof such signs to be in a style to be approved by the Landlord (such approval not to be unreasonably withheld or delayed)

                                    PART B
                                    ---- -
                                Rights reserved
                                ---------------

1.      Use of Pipes and Plant
        ----------------------

        The right to the free and uninterrupted passage and running of water sewage gas electricity air telephone and other services or supplies from and to other parts of the Building in and through the Pipes and Plant which now are or may during the Term be in on under or over the Premises

2.      Construction of Pipes and Plant
        -------------------------------

        The right to construct install and maintain in on under or over the Premises at any time during the Term whether in their existing positions or not any Pipes and Plant for the benefit of any other part of the Building PROVIDED THAT the Landlord shall not construct or install any
                 -------------
        such Pipes or Plant if it is not reasonably possible to construct or install the same in the Common Parts or the Retained Parts

3.      Access
        ------

3.1. The right to enter such parts of the Premises as may be necessary and for such periods only as may be reasonably necessary (but subject to Clause 7.6):-

3.1.1. to carry out work or do anything whatever comprised within the Landlord's obligations in this Lease and to exercise properly and reasonably any of the rights granted to the Landlord by this Lease

3.1.2. to view the state and condition of and repair and maintain the Building where such viewing or work would not otherwise be reasonably practicable

3.1.3. to inspect cleanse connect to repair remove replace with others alter or execute any necessary or reasonably desirable works to or in connection with the Pipes Plant easements or services referred to in this Schedule

3.1.4. to investigate any intruder or fire alarm call at the Premises or which the Landlord reasonably believes relate to the Premises and generally in the interests of the security of the Building PROVIDED THAT the Landlord
                                                      -------------
        shall make good all damage caused by such entry

3.2. The right with the Surveyor and any person acting as the third party determining the Rent in default of agreement between the parties under the provisions for rent review contained in this Lease at hours convenient to the Tenant (acting reasonably) and to enter and to inspect and measure the Premises for all purposes connected with such rent review or any renewal of this Lease under the Landlord and Tenant Act 1954

4.      Scaffolding
        -----------

        The right to erect scaffolding ladders and other Plant for any purpose connected with or related to the Building when the same is reasonably required notwithstanding that such scaffolding ladders and other Plant may temporarily restrict the access to or use and enjoyment of the Premises PROVIDED THAT the Premises shall remain accessible and usable
                 -------------
        at all times in a reasonable manner by the Tenant and the Landlord shall procure that any scaffolding is retained for as short a period as possible

5.      Support etc
        -----------

        The rights of light air support protection shelter and all other easements and rights now or after the date of this Lease belonging to or enjoyed by other parts of the Building

6.      Light
        -----

        Full right and liberty at any time after the date of this Lease to alter demolish build rebuild extend in height or otherwise any existing structures or to erect new structures within adjoining or forming part of the Building (such expression here excluding the Premises and services and access to the Premises) in such manner as the Landlord shall think fit provided that the same does not materially obstruct affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises

7.      Use of walls and Pipes and Plant
        --------------------------------

        Subject to the proviso to paragraph 2 of this Schedule full right and liberty to take into use all walls and (other than those exclusively serving the Premises) Pipes and Plant within the Premises and to build upon connect with or otherwise use the same

8.      Signs
        -----

        Full right and liberty for the Landlord or other persons authorised by or on behalf of the Landlord to affix at any time during the Term to the outside flank or rear main walls of the Premises or to blank elevations of any other part of the Building any such items as the Landlord may reasonably consider to be requisite or desirable building block names fire or other emergency escape information panels including specifically advertising or promotional panels kiosks or other articles or structures of a like nature public lighting brackets (with lamps attached) seats street names vending machines and waste paper receptacles PROVIDED THAT
                                                                  -------------
        the same shall not materially obstruct affect or interfere with the amenity of or access to the Premises or the passage of light and air to the Premises

9.      Variation of use of Common Parts and Service Areas
        --------------------------------------------------

        Full right and liberty to control (which in this paragraph shall mean to control regulate vary or terminate) the use of all Common Parts and specifically:-

9.1. To control pedestrian or vehicular traffic thereon or on any part thereof and to erect such signs for the purpose as may be appropriate

9.2. To control the use of or access to the whole or any part of the Common Parts provided that the Landlord shall where appropriate and practicable make available reasonable alternative use or access and shall in any event ensure that the Tenant's access to the Premises is not at any time completely prevented

9.3. To control car parking by way of installing barriers or otherwise (subject to the Tenant being provided with any necessary means to be able to pass and repass any such barriers or other control at all times)

10.     Party Walls
        -----------

        Full right and liberty to build on or into any party wall of the Premises subject to making good any damage caused thereby

                                    PART C
                                    ------

              Particulars of matters to which the Premises are subject
              --------------------------------------------------------

          The Entries in the Property Registers of the above Titles and in entry Numbers 1 to 4 inclusive of the Charges Register of Title Number LN 26420 and in Entry Numbers 1 to 3 inclusive of the Charges Register of Title Number LN 27480

                                SECOND SCHEDULE
                                ---------------
                                Service Charge
                                --------------
                                    PART A
                                    ------
                                  Definitions
                                  -----------

1. "Services" means the services facilities and amenities specified in Part C of this Schedule

2. "Additional Items" means the matters specified in Part D of this Schedule

3.      "Annual Expenditure" means:-

3.1. All costs expenses and outgoings whatever together with VAT thereon reasonably and properly incurred by the Landlord (and not recoverable as input tax) during a Financial Year or part thereof in or incidental to the provision of all or any of the Services and

3.2. All sums reasonably and properly incurred by the Landlord during a Financial Year in relation to the Additional Items and any VAT payable on such items which is not recoverable as input tax but:-

3.3.    Excluding:--

3.3.1. any expenditure in respect of any part of the Building for which the Tenant or any other tenant or occupier shall be wholly responsible or would be if the same were let on terms similar to those contained in this Lease where such part is a Lettable Unit and

3.3.2. any expenditure which shall (or would if such insurance were properly in place) be met under any policy of insurance covenanted to be maintained by the Landlord pursuant to its obligations in this Lease or arising as a result of Acts of Terrorism and

3.3.3. the initial capital cost of the construction of the Building and the provision of Plant and machinery prior to the date of this Lease and

3.3.4. any costs or fees incurred in relation to the grant of this Lease or any other lease of any part of the Building (including without limitation any inducements provided to procure the letting of any Lettable Unit or any costs incurred in connection with preparing or altering space for an occupier of any part of the Building) and

3.3.5. the costs incurred in relation to the marketing renewal replacement maintenance repair or decoration of any Lettable Unit other than the Premises and

3.3.6. costs incurred in relation to any proceedings to recover the Rents or sums equivalent to the Rents payable by any lessee or occupier of any part of the Building

3.3.7. any costs and expenses relating to any renewals improvements to or upgrading of the Building or any part of it unless necessary for the purposes of or in the course of repair or maintenance of a high class West End office building

3.3.8. any expenditure in respect of which the Landlord is able to recover the cost thereof from any party or to secure repair or maintenance works from any party including (without limitation) by way of warranty claims or claims under guarantees

3.4. Including (when any expenditure is incurred in relation to the Building and other premises or expenditure is shared with other premises) save (in each case) where such other premises comprise a Lettable Unit the proportion of such expenditure paid by the

      Landlord or which is reasonably attributable to the Building to be determined from time to time by the Surveyor (acting as an expert and not as an arbitrator) and

4. "Calculation Date" means 30th June in every year of the Term or such other date as the Landlord may from time to time nominate and "Calculation Dates" shall be construed accordingly

5.    "Financial Year" means the period:-

5.1. From the commencement of the Term to and including the first Calculation Date and subsequently

5.2. Between two consecutive Calculation Dates (from and including the day following the first Calculation Date up to and including the second Calculation Date)

5.3. From the last Calculation Date to and including the expiration of the Term

                                    PART B
                                    ------
         Performance of the Services and payment of the Service Charge
         -------------------------------------------------------------

1.    Calculation of the Service Charge Rent
      --------------------------------------

      The Landlord shall procure that the Accountant shall as soon as is reasonable after each Calculation Date prepare and certify an itemised account showing the Annual Expenditure for the Financial Year ending on and including that Calculation Date (save in respect of the last Financial Year of the Term when it shall end on and including the date of expiration of the Term) and containing a fair summary of the expenditure referred to in it and the Landlord shall produce to the Tenant a copy of such certified account as soon as reasonably practicable after the same has been certified and the Tenant shall be entitled by appointment to inspect the amounts relating to the Annual Expenditure and supporting vouchers and receipts at such location as the Landlord reasonably directs

2.     Payment of the Service Charge Rent
       ----------------------------------

2.1. The Tenant shall pay on demand for the period from and including the Service Charge Commencement Date to but excluding the Quarter Day after demand and thereafter on the next and each subsequent Quarter Day a provisional sum calculated upon an itemised and reasonable estimate by the Landlord's Surveyor acting as an expert and not as an arbitrator of what the Annual Expenditure is likely to be for the twelve months expiring on and including the next Calculation Date and payable in four equal installments

2.2.   If the Service Charge Rent for any Financial Year:-

2.2.1. exceeds the provisional sum for that Financial Year and subject to receipt by the Tenant of the certified account pursuant to paragraph 1 of this Part B of the Second Schedule the excess shall be due to the Landlord within fourteen days of demand or

2.2.2. is less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge Rent or at the end of the term only shall be repaid to the Tenant within seven days of the ascertainment of the amount of the Service Charge Rent

3.    Variations
      ----------

3.1. The Landlord may withhold suspend add to extend discontinue vary or make any alteration in the rendering of the Services or any of them from time to time if the Landlord reasonably deems it desirable to do so in the interests of good estate management

3.2. If at any time during the Term the total property enjoying or capable of enjoying the benefit of any of the Services or the Additional Items is increased or decreased on a permanent basis or the benefit of any of the Services or the Additional Items is extended on a like basis to any adjoining or neighbouring property or if some other event occurs a result of which is that the proportion of the Annual Expenditure attributed to the Premises is no longer appropriate or if the Landlord acting reasonably determines that the Annual Expenditure should be divided into categories and separate proportions introduced in respect of each such category of expenditure or allocated in a different manner to different parts of the Building (for example the showroom residential apartments, offices and car park separately) the proportion of the Annual Expenditure attributed to the Premises shall be varied and/or additional proportions introduced with effect from the Calculation Date following such event by agreement between the parties or in default of agreement within three months of the first proposal for variation made by the Landlord in such a manner as shall be determined to be fair and reasonable in the light of the event in question by an independent surveyor (acting as an expert and not as an arbitrator) except that nothing contained in this Lease shall imply an obligation on the part of the Landlord to provide the Services or the Additional Items to any adjoining or neighbouring property nor prevent the Landlord from recovering in full from the tenants of the Building the entire Annual Expenditure (save any amount which the Landlord must contribute in respect of vacant Lettable Units)

3.3.  Service Charge : Exceptional Expenditure
      ----------------------------------------

      In the event that the Landlord shall be required during any Financial Year to incur substantial or exceptional expenditure in respect of the Services and/or the Additional Items which was not taken into account in its calculation of the provisional sum for the Financial Year in question the Landlord shall be entitled to recover from the Tenant on not less than fourteen days prior written notice an additional provisional sum or Service Charge Rent and/or increase the provisional sums payable for the rest of the Financial Year in a sum representing the proportion of such additional expenditure as corresponds with the proportion of the Annual Expenditure attributable to the Premises divided equally between the remaining Quarter Days in the Financial Year although the Landlord shall wherever possible give not less than one month's notice of any likely demand under this clause

                                    PART C
                                    ------
                                 The Services
                                 ------------

1.    Maintaining etc Retained Parts
      ------------------------------

      Maintaining repairing amending cleaning altering rebuilding renewing and reinstating (in each of the last three cases only where beyond economic repair) and where appropriate treating washing down painting decorating and polishing to such standard as the Landlord may from time to time in its reasonable discretion determine the Retained Parts

2.    Maintaining etc Plant
      ---------------------

      Inspecting testing servicing maintaining repairing amending cleaning decorating operating insulating emptying and draining overhauling replacing (where beyond economic repair) and insuring (save in so far as insured under the other provisions of this Lease) all Pipes and Plant within the Retained Parts or serving the Building

3.    Lighting etc Retained Parts
      ---------------------------

      Lighting and furnishing the Retained Parts to such standard as the Landlord may from time to time in its reasonable discretion determine including the provision of floodlighting inside and outside the Building

4.    Heating etc
      -----------

      Providing such mechanical ventilation heating air conditioning and (if deemed desirable by the Landlord) cooling for and the provision of hot and cold water to such parts of the Retained Parts and for such hours and times of year as the Landlord shall in its reasonable discretion determine

5.    Common Parts open
      -----------------

      Keeping the Common Parts open 24 hours per day 365 days per year

6.    Ornamental features etc
      -----------------------

      Maintaining (at the Landlord's reasonable discretion) any existing architectural or ornamental features seasonal decorations or murals water sprays fountains and providing and maintaining any plants shrubs trees or flowers in the Retained Parts

7.    Staff
      -----

      Providing such staff (on reasonable market terms) as the Landlord shall in its reasonable opinion think fit and proper to employ

8.    Furniture etc
      -------------

      Providing and maintaining furniture and furnishings and maintaining existing features in the Retained Parts

9.    Fixtures fittings etc
      ---------------------

      Supplying providing purchasing hiring maintaining renewing and (replacing in each of the last two cases where beyond economic repair) repairing servicing overhauling and keeping in good and serviceable order and condition all fixtures and fittings bins receptacles tools appliances materials equipment and other things which the Landlord may reasonably deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building

10.    Windows
       -------

       Cleaning as frequently as the Landlord shall in its reasonable discretion (but in any event not less than once every three months) consider adequate the exterior and interior of all windows and window frames in the Retained Parts and the exterior of all external windows of the Building

11.    Refuse
       ------

       Storing and disposing of refuse from the Building and the provision repair maintenance and renewal of compactors paladins and other plant and equipment for the collection treatment packaging or disposal of the same

12.    Parking
       -------
       Controlling traffic in the Car Park including maintaining operating repairing and replacing (where beyond economic repair) automatic barriers and control equipment

13.    Lavatories and Facilities
       -------------------------

       Heating lighting cleaning decorating maintaining repairing and renewing (where beyond economic repair) from time to time all lavatories provided within the Building any first aid facilities and any sanitary or other equipment therein for the time being and the provision of all appropriate towels toiletries and other facilities and the maintenance of an adequate supply of hot and cold water thereto (save in connection with any such items contained within a Lettable Unit)

14.    Other Services
       --------------

       Any other or alternative services relating to the Building or any part of the Building provided by the Landlord from time to time and not expressly mentioned and which the Landlord reasonably considers ought properly to be provided for the benefit of the Building which shall be:-

          (i)____capable of being enjoyed by the occupier of the Premises

          (ii) reasonably calculated to be for the benefit of the tenants of the Building

          (iii)  in keeping with the principles of good estate management


                                    PART D
                                    ------
                             The Additional Items
                             --------------------

1.     Fees
       ----
1.1. The reasonable and proper fees and disbursements (and any VAT payable on them not recoverable by the Landlord as input tax) of:

1.1.1. The Surveyor and/or the Accountant and any auditor and any other individual firm or company employed or retained by the Landlord for (or in connection with) the surveying accounting and auditing functions referred to in this Lease

1.1.2. To the extent that the same has not formed part of fees charged under
       1.1.1 above the managing agents (whether or not the Surveyor) for or in connection with the management of the Building and the performance of the Services and any other duties in and about the Building or any part of it relating to (without prejudice to the generality of the above) the general management administration security maintenance protection and cleanliness of the Building PROVIDED THAT such fees shall not exceed 15%
                -------------
       of the total cost of the Annual Expenditure

1.1.3. Any individual firm or company valuing the Building for the purposes of all insurances effected pursuant to this Lease PROVIDED THAT the same
                                                      -------------
       shall not be so valued more than once in any twelve month period

1.1.4. Any individual firm or company providing caretaking or security arrangements and services to the Building (other than the Lettable Units)

1.1.5. Any other individual firm or company employed or retained by the Landlord to perform (or in connection with) any of the Services or any of the functions or duties referred to in this paragraph

1.2. The fees of the Landlord or a company or organisation in the control of the Landlord for any of the Services or the other functions and duties referred to in paragraph 1.1.2 above which shall be undertaken by the Landlord or such company or organisation in the control of the Landlord and not by a third party PROVIDED THAT such fees shall not exceed 10% of
                                -------------
       the Annual Expenditure (excluding such charges)

2.    Staff etc
      ---------

      To the extent that the same has not formed part of the fees charged under
      1.1 the
      reasonable and proper cost of employing (whether by the Landlord a Group Company the managing agents or any other individual firm or company) such staff (including specifically a Building Manager and caretakers cleaners commissionaires engineers managers receptionists security guards supervisory staff and other appropriately qualified staff and workmen) as the Landlord may in its absolute discretion deem necessary for the performance of the Services and the other functions and duties referred to in paragraph 1.1. above and all other incidental expenditure in relation to such employment including but without prejudice to the generality of the above

2.1. Insurance national insurance pension and welfare contributions and redundancy payments where appropriate

2.2.  The provision of uniforms and working clothes

2.3. The provision of tools appliances cleaning and other materials fixtures fittings and other equipment a store for housing the same within the Building and the provision of telephones for the proper performance of their duties and

2.4. A notional rent (not exceeding the current market rent such rent to be determined by the Surveyor acting reasonably and as an expert and not as an arbitrator) for any office accommodation staff room or other premises in the basement of the Building and forming part of the Retained Parts provided for such staff

3.    Rates and Outgoings
      -------------------

      Paying or discharging all existing and future rates taxes assessments charges duties impositions and outgoings whatsoever (whether parliamentary local or otherwise or whether or not of a capital or non-recurring nature but excluding any payable by the Landlord resulting from receipt of rent or any dealing or ownership of any reversionary interest) which now are or may at any time hereafter during the Term be charged levied assessed or imposed upon or payable in respect of the Building as distinct from a particular Lettable Unit or Units or the Retained Parts save and insofar as the same shall (or would have had the same been subject to a lease or licence) have been imposed upon the Tenant or any other tenant or licensee of a part of the Building

4.    Contracts for services
      ----------------------

      To the extent that the same has not formed part of the fees charged under paragraphs 1.1 or 2 the reasonable and proper cost of entering into any contracts for the carrying out of all or any of the Services and other functions and duties which the Landlord may in its reasonable discretion deem desirable or necessary including specifically contracts for cleaning security and maintenance of lift plant pipes machinery and the reasonable cost of monitoring the performance by any staff or other persons employed in connection with the provisions of any one or more of the services

5.    Electricity, gas etc
  ------------------------

      The cost of the supply of electricity gas oil or other fuel or power for the provision of the Services and for all purposes in connection with the Retained Parts

6.    Road etc charges
      ----------------

      The expense of making repairing maintaining rebuilding and cleansing any ways roads pavements or structures Pipes or anything which may belong to or be used for the Building or any part of it exclusively

7.    Regulations
      -----------

      The reasonable and proper cost charges and expenses of preparing and supplying to the tenants copies of any regulations made by the Landlord relating to the Building or the use of it

8.    Statutory etc requirements
      --------------------------

      The reasonable and proper cost of taking all steps reasonably deemed desirable or expedient by the Landlord in the interests of good estate management for complying with making representations against or otherwise contesting the incidence of the provisions of any statute bylaw or notice concerning town planning public health highways streets drainage or other matters relating to or alleged to relate to the Building or any part of it for which any tenant is not directly and exclusively liable

9.    Signs
      -----

      The provision maintenance repair decoration cleaning and renewal of all signboards and/or notice boards which shall from time to time be placed upon the Retained Parts

10.   Nuisance
      --------
      The reasonable and proper cost to the Landlord of abating a nuisance in respect of the Building or any part of it insofar as the same is not the liability of any individual tenant

11.       Interest
          --------
          Any reasonable and proper interest and fees in respect of money borrowed to finance the provision of the Services or the Additional Items

12.       Complaints
          ----------

          The costs incurred in dealing with all queries or complaints correspondence or otherwise relating to the Building and/or its use and/or occupation but not including any such relating to the promotion or marketing of the Building or relating to any of the Lettable Units

13.       General
          -------

          Expenditure on the reasonable and proper cost of any other item which the Landlord in its reasonable discretion thinks proper for the more efficient management and use of the Building and the comfort and convenience of the tenants of the Building

14.       Anticipated expenditure
          -----------------------

          Such reasonable provision (if any) for reasonably anticipated expenditure in respect of any of the Services as the Landlord shall in its reasonable discretion consider appropriate PROVIDED THAT:-
                                                         -------------
15.1. provision shall only be made for specifically identified items of major expenditure

15.2. all monies reserved in respect of any such item shall be held in an interest bearing account with interest accruing for the benefit of the fund

15.3. all monies reserved in respect of any such item shall be utilised in paying for the same in priority to any other monies

15.4. the Landlord shall use reasonable endeavours to minimise the tax (if any) payable in respect of such reserves


                                THIRD SCHEDULE
                                ----- --------
                                  Rent Review
                                  -----------
1.        Definitions
          -----------

1.1. The terms defined in this paragraph shall for all purposes of this Schedule have the meanings specified

1.2. "Market Rent" means the rent at which the Offices might be expected to be let on the open market at the relevant Review Date after the expiry of a rent free period of such length as would be negotiated in the open market between a willing lessor and a willing lessee to enable the willing lessee to fit out the Offices for immediate occupation and use making the Assumptions but disregarding the Disregarded Matters

1.3. "Assumptions" means the following assumptions as at the relevant Review Date:-

1.3.1. that the lease is just of the Offices and does not include the Apartment

1.3.2. that no work has been carried out on or to the Offices by the Tenant its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Offices

1.3.3. that if the Offices or any accesses or services thereto have been destroyed or damaged they have been fully restored so as to render the Offices fit for occupation and use

1.3.4. that the covenants contained in this Lease on the part of the Tenant have been fully performed and observed

1.3.5. that the Offices are available to let by a willing landlord to a willing tenant by one lease without a premium being paid by either party and with vacant possession and that such willing tenants exist

1.3.6. that the lease referred to in paragraph 1.3.5 contains the same terms (excepting any specific to the Apartment) as this Lease except

                    (a) for the amount of the Rent and any rent free period allowed to the Tenant for fitting out the Offices for its occupation and use at the commencement of the Term but including the provisions for rent review on the Review Dates and at similar intervals after the last Review Date and

                    (b) that the term of the lease is equal in length to the Term remaining unexpired at the relevant Review Date or a period of five years (whichever is the greater) and that such term begins on the relevant Review Date and that the rent shall commence to be payable from that date

1.3.7. that the Offices are ready for and fitted out and equipped for immediate occupation and use for the Permitted Use and that all the services required for such occupation and use are connected to the Offices

1.4.      "Disregarded Matters" means:

1.4.1. any effect on rent of the fact that the Tenant its sub-tenants and other permitted occupiers or their respective predecessors in title have been in occupation of the Offices

1.4.2. any goodwill attached to the Offices by reason of the carrying on at the Offices of the business of the Tenants Sits sub-tenants and other permitted occupiers or their predecessors in title in their respective businesses

1.4.3. any increase in rental value of the Offices attributable to the existence at the relevant Review Date of any alteration addition or improvement to the Offices carried out with consent where required (otherwise than in pursuance of an obligation to the Landlord or its predecessors in title save where such obligation arises pursuant to or in connection with clause 4.18) by the Tenant its sub-tenants or their respective predecessors in title or by any lawful occupier during the Term or during any period of occupation prior to the Term arising out of an agreement for lease

1.4.4. any occupation or tenancy of the Tenant of other premises within the Building.

1.5. "President" means the President for the time being of the Royal Institution of Chartered Surveyors or his duly appointed deputy

1.6. "Appointed Surveyor" means the surveyor agreed upon between the parties or appointed by the President pursuant to paragraph 3 below

1.7. "agree" or "agreed" means agree or agreed in writing between the parties

2. From each Review Date the Rent shall be such as may at any time be agreed as the Rent payable from that Review Date or (in default of such agreement) whichever is the greater of:-

                    (a) the Market Rent plus a factor of two-thirds of the Market Rent expressed as a rate per square metre applied to the area in square metres of the Apartment or

                    (b) the Rent contractually payable immediately before the Review Date

3. If by a date three months before a Review Date the Rent payable from that Review Date has not been agreed the Landlord and the Tenant may agree upon a person to act as the Appointed Surveyor who shall determine the Market Rent but in default of such agreement then the Landlord or the Tenant may at any time whether before or after the Review Date make application to the President to appoint a surveyor to determine the Market Rent and such application shall request that the surveyor to be appointed shall if practicable be a specialist in the letting of and in rent review negotiations for premises of the same type as the Offices

4. (1)Unless the Landlord and the Tenant otherwise agree the Appointed Surveyor shall act as an expert and not as an arbitrator and unless the Appointed Surveyor shall otherwise direct the Landlord and the Tenant shall each be responsible for one-half of his fees and if either shall pay the whole thereof he shall be entitled to recover one-half thereof from the other

          (2)In deciding upon the manner in which the costs of the determination shall be borne the Appointed Surveyor may have regard to the contents of any notices served or offers made by either party to the other and the nature and content of any representations made to him or on behalf of either party

          (3)The Appointed Surveyor shall afford each party the opportunity to make such written and/or verbal representations to him as such party may wish subject to such reasonable time and other limits as the Appointed Surveyor may prescribe and he shall have regard to such representations but not be bound thereby

          (4)If the Appointed Surveyor refuses to act or is incapable of acting or dies the Landlord or the Tenant may apply to the President for the further appointment of a surveyor

5. If by a Review Date the Rent payable from that Review Date has not been ascertained pursuant to this Schedule the Tenant shall continue to pay the Rent at the rate previously payable and on the Quarter Day next (or earlier if the Tenant so desires) after such ascertainment the Tenant shall pay to the Landlord the difference for the period ending on that Quarter Day (or earlier date of payment) between the Rent paid and the Rent so ascertained and the several parts of such difference shall bear interest thereon at the base lending rate of Barclays Bank plc (or such other bank as is specified in Clause 4.1.3) from the date when each such part would have been payable if the Rent had been ascertained on or before the relevant Review Date until the Quarter Day next after such ascertainment or such earlier date of payment

6. If at any Review Date there is by virtue of any Statute a restriction upon the Landlord's right to review the Rent or if at any time there is by virtue of any Statute a restriction upon the right of the Landlord to recover the Rent otherwise payable then upon the ending removal or modification of such restriction and subject to there having been no review at the previous Review Date the Landlord may thereafter give to the Tenant not less than one month's written notice requiring an additional rent review with effect from the date of such ending removal or modification which date shall for the purposes of this Schedule be a Review Date

7. A Memorandum of the Rent ascertained from time to time in accordance with this Schedule shall be prepared by the Landlord in two parts one part to be signed by an individual Tenant or signed on behalf of a Company Tenant and annexed to the Counterpart and the other part to be signed on behalf of the Landlord and annexed to the Lease

8. Time shall not be of the essence in relation to any paragraph of this Schedule


                              THE FOURTH SCHEDULE
                              -------------------
                              Guarantor Covenants
                              -------------------

1. That as between the Guarantor and the Landlord the liability of the Guarantor will be as principal debtor and covenantor

2. That the Tenant will at all times during the Term (and as well after as before any disclaimer of this Lease) duly and punctually pay the rents as herein provided and will observe and perform all the tenant's covenants and conditions contained in this Lease

3. That if at any time during the Term the Tenant defaults in paying any of the rents or in observing or performing any of the covenants and conditions contained in this Lease the Guarantor will pay such rents and observe and perform the covenants or conditions in respect of which the Tenant is in default and pay and make good to the Landlord on demand all losses damages costs and expenses sustained by the Landlord through the default of the Tenant notwithstanding:-

3.1. any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of rents or the observance of performance of the Tenant's covenants or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises

3.2. that the terms of this Lease may have been varied by agreement between the parties save where such variation falls within Section 18 of the Landlord and Tenant (Covenants) Act 1995 (or would if the Guarantor is or was a former tenant of the Premises)

3.3. that the Tenant may have surrendered part of the Premises in which event the liability of the Guarantor hereunder shall continue in respect of the part of the Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925
          Section 140

3.4.      that the Tenant may have ceased to exist

3.5. any other act or thing whereby but for this provision the Guarantor would have been released other than a release given in writing by the Landlord

4. If at any time during the Term the Tenant (being an individual) becomes bankrupt or (being a company) goes into liquidation and the trustee in bankruptcy or liquidator disclaims this Lease then this Schedule will remain in full force and effect notwithstanding such event and the Guarantor will if the Landlord shall by notice in writing within three months after such disclaimer so requires take from the Landlord a lease of the Premises for a term commensurate with the residue of the Term which would have remained had there been no disclaimer at the same Rent then being payable and subject to the same covenants and conditions as are reserved by and contained in this Lease the said lease to take effect from the date of the said disclaimer and in such case the Guarantor shall pay the reasonable and proper costs of the preparation of such new Lease and execute and deliver to the Landlord a counterpart of it

5. The parties agree that this guarantee shall only subsist for such period and extend to such liabilities restrictions and other requirements as are permitted by the Landlord and Tenant (Covenants) Act 1995

                       [Diagrams intentionally ommitted]

ON ORIGINAL
-----------

     (  EXECUTED by the Landlord but not
        --------
     (  delivered until the date above by the
     (  affixing of THE COMMON SEAL of
                    ---------------
     (  FRIENDS' PROVIDENT LIFE OFFICE
        ------------------------------
     (  in the presence of:


                     /s/ MLW

               Authorised Signatory


                    /s/ S. Duckett

               Internet Capital Group (Europe) Limited